UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

NEUROBIOLOGICAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2008, Matthew M. Loar joined Neurobiological Technologies, Inc. (the “Company”) as its Vice President and Chief Financial Officer. Mr. Loar, age 45, is licensed in California as a certified public accountant and has over 20 years of experience in finance and accounting. Mr. Loar joined the Company from Osteologix, Inc., where he served as Chief Financial Officer since September 2006. Prior to his tenure at Osteologix, he spent eleven years with Genelabs Technologies, Inc., where he held several positions, including Chief Financial Officer, Vice President of Finance and Controller.

In connection with his appointment, which the Company announced in a press release issued on April 1, 2008, the Company and Mr. Loar have executed a letter agreement dated March 18, 2008, which was signed by Mr. Loar on March 20, 2008 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Loar is entitled to an initial annual base salary of $275,000 and will receive a one-time signing bonus of $25,000. He is also eligible to receive an annual cash bonus award in a target amount of up to 25% of his base salary, subject to Compensation Committee approval. If Mr. Loar’s employment is terminated without “cause” (as defined in the Offer Letter) within 18 months from the commencement of employment, he will be entitled to receive severance pay equal to six month’s base salary.

In addition, upon the commencement of his employment, Mr. Loar received options to purchase a total of 225,000 shares of the Company’s common stock at a price per share equal to 100% of the fair market value of the underlying stock on the date of grant, which was $2.47 per share. The options will vest with respect to one-eighth of the underlying shares six months from the grant date and then with respect to the remaining shares monthly over the next 42 months so that the options will become fully vested on the fourth anniversary of the commencement of employment. The options were granted in two parts, with one option for 75,000 shares having been granted under the Company’s 2003 Equity Incentive Plan and a second option for 150,000 shares having been granted as an “inducement” award (as defined under NASDAQ Marketplace Rule 4350) outside of the Company’s existing stockholder approved equity plans. A copy of the Offer Letter is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter executed by the Company and Matthew M. Loar

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 3, 2008

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By: /s/ Paul E. Freiman
Paul E. Freiman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter executed by the Company and Matthew M. Loar